    As filed with the Securities and Exchange Commission on October 21, 1999
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          CORSAIR COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     77-0390406
  (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

                              3408 HILLVIEW AVENUE
                           PALO ALTO, CALIFORNIA 94304
               (Address of principal executive offices) (Zip Code)


                            1997 STOCK INCENTIVE PLAN
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)


                                 THOMAS C. MEYER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          CORSAIR COMMUNICATIONS, INC.
               3408 HILLVIEW AVENUE, PALO ALTO, CALIFORNIA 94304
                    (Name and address of agent for service)
                                 (650) 842-3300
          (Telephone number, including area code, of agent for service)


    This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will thereafter be effected upon option exercises or share issuances effected under the Corsair Communications 1997 Stock Incentive Plan, and upon share issuances under the 1997 Employee Stock Purchase Plan.


                         CALCULATION OF REGISTRATION FEE

                                                            Proposed        Proposed
               Title of                                      Maximum         Maximum
              Securities                     Amount         Offering        Aggregate       Amount of
                 to be                        to be           Price         Offering      Registration
              Registered                   Registered       per Share         Price            Fee
              ----------                   ----------       ---------       ---------     ------------
        Common Stock,                   750,000 shares(1)    $7.20(2)       $5,400,000      $1,501.20
          par value $.001 (under
          1997 Stock Incentive Plan)

        Common Stock                    400,000 shares(1)    $7.20(2)       $2,880,000      $  800.64
          per value $.001 (under
          1997 Stock Purchase Plan)

----------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Corsair Communications, Inc. 1997 Stock Incentive Plan and the Corsair Communications, Inc. 1997 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's (as defined below) outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) and of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on October 15, 1999, as reported on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

        Corsair Communications, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

        (b) The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999; and

        (c) The Company's Registration Statement on Form 8-A filed on July 22, 1997 with the Commission in which there is described the terms, rights and provisions applicable to the Company's outstanding Common Stock.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.



Item 4.   Description of Securities

        Not applicable.


Item 5.   Interests of Named Experts and Counsel

        Not applicable.

Item 6.  Indemnification of Directors and Officers

        (a) Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of the Company under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

        (b) Article V, Section(B) of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") permits the Company, to the extent permitted by applicable law, to provide indemnification of its agents (including directors and officers) in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to the limits imposed by applicable Delaware law with respect to actions for breach of duty to the Company, its stockholders, and others.

        (c) Article VII, Section 1 of the Company's Amended and Restated Bylaws (the "Bylaws") provides that the Company shall indemnify its directors and executive officers to the fullest extent not prohibited by the General Corporation Law of Delaware. Article VII, Section 2 of the Bylaws grants the Company the power to indemnify its other officers, employees and other Agents as set forth in the Delaware General Corporation Law. Article VII,
Section 4 of the Bylaws provides that all expenses incurred by a director or executive officer in defending any threatened proceeding for which indemnification is authorized under the Bylaws will be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Company under the Bylaws or otherwise. Article VII, Section 7 of the Bylaws provides that the rights to indemnity under the Bylaws continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors, and administrators of the person.

        (d) As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article V, Section (A) of the Certificate of Incorporation provides that a director of the Company is not personally liable for monetary damages or breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

        (e) Pursuant to authorization provided under the Certificate of Incorporation, the Company has entered into indemnification agreements with each of its present and certain of its former directors. The Company has also entered into similar agreements with certain of the Company's executive officers who are not directors. Forms of such indemnification agreements entered into with the Company's directors and officers are attached as Exhibits 10.49 and 10.50 respectively to the Company's Registration Statement on Form S-1 (No. 333-28519) filed with the Commission on June 4, 1997, as amended through its effective date. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Company (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Company or for settlements and expenses not approved by the court. The indemnification agreements provide for the Company to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Company copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

        (f) Article VII, Section 8 of the Bylaws authorizes the Company, upon approval of its board of directors, to purchase insurance on behalf of any person permitted to be indemnified by the Bylaws to the fullest extent permitted by the Delaware General Corporation Law. The Company's board of directors has approved the purchase of, and the Company has purchased, directors and officers liability insurance by the Company on behalf of its directors and officers as authorized by the Bylaws.

Item 7.  Exemption from Registration Claimed

        Not Applicable.


Item 8.  Exhibits

    Exhibit
    Number            Exhibit
    ------            -------
     4.1*             Amended and Restated Certificate of Incorporation (Exhibit
                      3.2)
     4.2*             Restated Bylaws (Exhibit 3.4)
     4.3*             Specimen Stock Certificate (Exhibit 4.1)
     5.1              Opinion and consent of Brobeck, Phleger & Harrison LLP
    23.1              Consent of Brobeck, Phleger & Harrison (contained in
                      Exhibit 5.1)

    23.2              Consent of KPMG LLP, independent auditors
    24.1              Power of Attorney. Reference is made to the signature page of this registration statement
    99.1              1997 Stock Incentive Plan, as amended to date
    99.2*             1997 Stock Incentive Plan Form of Notice of Grant (Exhibit
                      10.43)
    99.3*             1997 Stock Incentive Plan Form of Stock Option Agreement
                      (Exhibit 10.44)
    99.4              1997 Employee Stock Purchase Plan, as amended to date


----------

* Filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-28519) filed on June 4, 1997 or amendments thereto and incorporated herein by reference.

Item 9.  Undertakings

        1. The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) shall not apply if the information required to be in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into this registration statement.

        (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

        2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        4. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 21st day of October, 1999.

                                   CORSAIR COMMUNICATIONS INC.


                                   By     /s/ Thomas C. Meyer
                                          --------------------------------------
                                          Thomas C. Meyer
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        That the undersigned officers and directors of Corsair Communications, Inc., a Delaware corporation, do hereby constitute and appoint Thomas C. Meyer and Kevin R. Compton and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                            Title                          Date
---------                                            -----                          ----
/s/ Thomas C. Meyer                      President and Chief Executive        October 21, 1999
-------------------------------          Officer (Principal Executive
Thomas C. Meyer                                   Officer)

/s/ Martin J. Silver                      Chief Financial Officer and         October 21, 1999
-------------------------------        Secretary (Principal Financial and
Martin J. Silver                             Accounting Officer)

/s/ Mary Ann Byrnes                          Chairman of the Board            October 21, 1999
-------------------------------
Mary Ann Byrnes

/s/ Kevin R. Compton                                Director                  October 21, 1999
-------------------------------
Kevin R. Compton

/s/ Peter L.S. Currie                               Director                  October 21, 1999
-------------------------------
Peter L.S. Currie

/s/ Stephen M. Dow                                  Director                  October 21, 1999
-------------------------------
Stephen M. Dow

/s/ David H. Ring                                   Director                  October 21, 1999
-------------------------------
David H. Ring

/s/ Rachelle Chong                                  Director                  October 21, 1999
-------------------------------
Rachelle Chong

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                          CORSAIR COMMUNICATIONS, INC.

                                  EXHIBIT INDEX



 EXHIBIT
  NUMBER                                  DOCUMENT
  ------                                  --------
 4.1*       Amended and Restated Certificate of Incorporation (Exhibit 3.2)
 4.2*       Amended and Restated Bylaws (Exhibit 3.4)
 4.3*       Specimen Stock Certificate (Exhibit 4.1)
 5.1        Opinion and consent of Brobeck, Phleger & Harrison LLP
23.1        Consent of Brobeck, Phleger & Harrison LLP (contained in Exhibit
            5.1)
23.2        Consent of KPMG LLP, independent auditors
24.1        Power of Attorney. Reference is made to the signature page of this registration statement
99.1        1997 Stock Incentive Plan, as amended to date
99.2*       1997 Stock Incentive Plan Form of Notice of Grant (Exhibit 10.43)
99.3*       1997 Stock Incentive Plan Form of Stock Option Agreement (Exhibit
            10.44)
99.4        1997 Employee Stock Purchase Plan, as amended to date


----------

        * Filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-28519) filed on June 4, 1997 or amendments thereto and incorporated herein by reference.